Exhibit 99.1

Marrone Bio Innovations Receives Nasdaq Notice Regarding Failure to Satisfy a Continued Listing Rule

DAVIS, Calif. – November 8, 2021 – Marrone Bio Innovations, Inc. (Nasdaq: MBII) today announced that it has received a letter from the Listing Qualifications Department of the Nasdaq Stock Market notifying the company of its noncompliance with Nasdaq Listing Rule 5550(a)(2) as a result of the company’s closing bid price being below $1.00 per share for 30 consecutive days.

Under Nasdaq Listing Rules, the company has 180 calendar days from the date of the notification to regain compliance with Nasdaq Listing Rules. Thus, the company has until May 4, 2022, to regain compliance. To regain compliance, the closing bid price of the company’s common stock on the Nasdaq Capital Market must be at least $1.00 per share for a minimum of 10 consecutive business days prior to the expiration of the compliance period on May 4, 2022.

This notification has no immediate effect on the listing of the company’s common stock on the Nasdaq Capital Market and the company’s common stock will continue to trade on the Nasdaq Capital Market under the symbol “MBII” during this period.

If the company does not regain compliance by May 4, 2022, the company may be eligible for a second 180 day compliance period, provided that, on such date, the company meets the continued listing requirement for market value of publicly held shares and all other applicable initial listing requirements for the Nasdaq Capital Market (other than the minimum closing bid price requirement) and the company provides written notice to Nasdaq of its intention to and plans for curing the deficiency during the second compliance period.

The company will monitor the closing bid price for its common stock between now and May 4, 2022, and intends to take all reasonable measures available to regain compliance under the Nasdaq Listing Rules and to maintain the listing of its common stock on the Nasdaq Capital Market.

About Marrone Bio Innovations

Marrone Bio Innovations Inc. (Nasdaq: MBII) is a growth-oriented agricultural company leading the movement to environmentally sustainable farming practices through the discovery, development and sale of innovative biological products for crop protection, crop health and crop nutrition. Our portfolio of 18 products helps customers operate more sustainably while increasing their return on investment. The company’s commercial products are sold globally and supported by a robust portfolio of more than 500 issued and pending patents. Our end markets include row crops; fruits and vegetables; trees, nuts and vines; and greenhouse production. Marrone Bio’s research and development program uses proprietary technologies to isolate and screen naturally occurring microorganisms and plant extracts to create new, environmentally sound solutions in agriculture.

Learn more about Marrone Bio Innovations at www.marronebio.com. We also use our investor relations website, https://investors.marronebio.com, as well as our corporate Twitter account, @Marronebio, as means of disclosing material non-public information, and encourage our investors and others to monitor and review the information we make public in these locations. Follow us on social media: Twitter, LinkedIn and Instagram.

Marrone Bio Innovations Forward Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding strategy, future operations and plans, including assumptions underlying such statements, are forward-looking statements, and should not be relied upon as representing MBI’s views as of any subsequent date. Examples of such statements include statements regarding the Company’s intention to regain compliance with Nasdaq listing standards and its continued trading of its common stock on Nasdaq. Such forward-looking statements are based on information available to the Company as of the date of this release and involve a number of risks and uncertainties, some beyond the Company’s control, that could cause actual results to differ materially from those anticipated by these forward-looking statements, including the Company’s operational results, trading volatility, other factors affecting the Company’s stock price and market value and any adverse decisions by regulatory agencies. Additional information that could lead to material changes in the Company’s performance is contained in its filings with the SEC. The Company is under no obligation to, and expressly disclaims any responsibility to, update or alter forward-looking statements contained in this release, whether as a result of new information, future events or otherwise.

Marrone Bio Innovations Contact:

Clyde Montevirgen

Vice President of Business Development & Investor Relations

Telephone: 530-750-2800

info@marronebio.com